Exhibit 10.3

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT NO. 1 (this “Amendment”) dated as of November 15, 2007, to the Amended and Restated Credit Agreement dated as of July 17, 2006 and amended and restated as of February 27, 2007 (the “Credit Agreement”) among Windstream Corporation (the “Borrower”), the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “Administrative Agent”), and Bank of America, N.A., Citibank, N.A. and Wachovia Bank, National Association, as co-documentation agents (the “Co-Documentation Agents”).

W I T N E S S E T H:

WHEREAS, the parties hereto desire to amend one of the provisions of the Credit Agreement as provided herein;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after the amendments herein become effective, refer to the Credit Agreement as amended hereby.

SECTION 2. Scheduled Amortization of Term Loans. Section 2.09(d) of the Credit Agreement is amended and restated in its entirety to read as follows:

“Any prepayment of Term Loans of any Class will be applied to reduce the subsequent scheduled repayments of the Term Loans of such Class to be made pursuant to this Section, in the case of mandatory prepayments, other than any mandatory prepayments required in respect of Net Proceeds received from the sale by the Borrower of Term Loans, if any, received by the Borrower pursuant to the Directories Debt Exchange (“Exchanged Term Loan Mandatory Prepayments”), in direct order of maturity, and in the case of voluntary prepayments and Exchanged Term Loan Mandatory Prepayments, ratably; provided that, notwithstanding the foregoing, any prepayment of Tranche A Term Loans made with Net Proceeds received from the sale by the Borrower of Tranche A Term Loans, if any, received by the Borrower pursuant to the Directories Debt Exchange will be applied to reduce the subsequent scheduled repayments of the Tranche A Term Loans as directed by the Borrower.”

SECTION 3. Representations Correct; No Default. The Borrower represents and warrants that (i) the representations and warranties contained in the Loan Documents are true as though made on and as of the date hereof and will be true on and as of the Amendment Effective Date (as defined below) as though made on and as of such date and (ii) no Default has occurred and is continuing on the date hereof and no Default will occur or be continuing on the Amendment Effective Date.

SECTION 4. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 5. Effectiveness. (a) This Amendment shall become effective as of the date hereof on the date (the “Amendment Effective Date”) when the Administrative Agent shall have received duly executed counterparts hereof signed by the Borrower and the Tranche A Lenders (or, in the case of any Tranche A Lender as to which an executed counterpart shall not have been received, the Administrative Agent shall have received facsimile or other written confirmation from such party of execution of a counterpart hereof by such Lender).

(b) Except as expressly set forth herein, the amendment contained herein shall not constitute a waiver or amendment of any term or condition of the Credit Agreement or any other Loan Document, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects.

SECTION 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date and year first above written.

WINDSTREAM CORPORATION, as Borrower

By:	/s/ John Fletcher
	Name:	John Fletcher
	Title:	Executive Vice President and General Counsel

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Collateral Agent and a Lender

By:	/s/ Christophe Vohmann
Name: Christophe Vohmann
Title: Vice President

Bank of America, N.A.

By:	/s/ Peter van der Horst
Name: Peter van der Horst
Title: Principal

Wachovia Bank, N.A.

By:	/s/ Mark L. Cook
Name: Mark L. Cook
Title: Director

Citicorp North America, Inc.

By:	/s/ Jeffrey Rothman
Name: Jeffrey Rothman
Title: MD and Vice President

Signed pages for remaining lending institutions are intentionally omitted due to volume of signed pages